EXHIBIT 4.1

BAY NATIONAL CORPORATION 2007 STOCK INCENTIVE PLAN

1. Establishment, Purpose and Types of Awards. Bay National Corporation (the “Company”), the parent holding company of Bay National Bank (the “Bank”) hereby establishes the BAY NATIONAL CORPORATION 2007 STOCK INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to advance the interests of the Company by providing directors and selected employees of the Bank, the Company, and their Affiliates with the opportunity to acquire shares of Common Stock. By encouraging stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and selected employees of the Company, the Bank and their Affiliates to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests among directors, employees, and other shareholders.

The Plan permits the granting of stock options (including incentive stock options within the meaning of Code section 422 and non-qualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2. Definitions. Under the Plan, except where the context otherwise indicates, the following definitions apply:

“Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships), including Bay National Bank. For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

“Award” means any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award pursuant to the Plan.

The “Bank” means Bay National Bank.

“Board” means the Board of Directors of the Company.

“Change of Control” means if any of the following occurs

(i) any individual, firm, corporation or other entity, or any group (as defined in Section 13(d)(3) or the Exchange Act becomes, directly or indirectly, the beneficial owner (as defined in the general rules and regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Act) of more than 35% of the then outstanding shares of the Company's capital stock entitled vote generally in the election of directors of the Company; or

(ii) the stockholders of the Company approve a definitive agreement for (i) the merger or other business combination of the Company with or into another corporation pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, or (ii) the sale, exchange or other disposition of all or substantially all of the assets of the Company; or

(iii) during any period of two years or less, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least 75% of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, a Change of Control shall not be deemed to have taken place if beneficial ownership is acquired by, or a tender exchange offer is commenced by, the Company or any of its subsidiaries, any profit sharing, employee ownership or other employee benefit plan of the Company or any subsidiary of any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company” means Bay National Corporation.

“Cause” has the meaning ascribed to such term or words of similar import in Participant’s written employment or service contract with the Company or Bank and, in the absence of such agreement or definition, means Participant’s (i) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of Bank, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with Participant’s duties or willful failure to perform Participant’s responsibilities in the best interests of the Company or Bank; (v) illegal use or distribution of drugs; (vi) violation of any Company or Bank rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by Participant for the benefit of the Company or Bank, all as determined by the Administrator, which determination will be conclusive.

“Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether Participant is totally and permanently disabled will be final and binding on all parties concerned.

“Employee” means any person employed by the Company, the Bank, or any affiliate, other than in the capacity as director, advisory director or comparable status.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a share of Common Stock for any purpose on a particular date: (i) the closing price quoted on the Nasdaq Stock Market or other national securities exchange or national securities association that is the principal market for the Common Stock, or (ii) if the Common Stock is not so listed, the last or closing price on the relevant date quoted on the OTC Bulletin Board Service or by Pink Sheets LLC or a comparable service as determined in the Administrator’s sole discretion; or (iii) if the Common Stock is not listed or quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock selected by the Administrator in its sole discretion. If the Common Stock is listed or quoted as described in clause (i), clause (ii) or clause (iii) above, as applicable, but no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the nearest preceding date on which trading of the Common Stock occurred. For all purposes under the Plan, the term “relevant date” as used in this definition means either the date as of which Fair Market Value is to be determined or the nearest preceding date on which public trading of the Common Stock occurred, as determined in the Administrator’s sole discretion.

“Grant Agreement” means a written document memorializing the terms and conditions of an Award granted pursuant to the Plan. Each Grant Agreement shall incorporate the terms of the Plan.

“Participants” shall have the meaning set forth in Section 5.

“Parent” shall mean a corporation, whether nor or hereafter existing, within the meaning of the definition of “parent corporation” provided in Code section 424(e), or any successor thereto.

“Performance Goals” shall mean performance goals established by the Administrator which may be based on one or business criteria selected by the Administrator that apply to an individual or group of individuals, the Corporation and/or one or more of its Affiliates either separately or together, over such performance period as the Administrator may designate, including, but not limited to, criteria based on operating income, earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

“Subsidiary” and “Subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of “subsidiary corporation” provided in section 424(f) of the Code, or any successor thereto.

“Ten-Percent Stockholder” shall mean a Participant who (applying the rules of Code section 424(d)) owns stock possessing more than 10% of the total combined voting power or value of all classes of stock or interests of the Corporation or a Parent or Subsidiary of the Corporation.

3. Administration.

(a) Administration of the Plan. The Plan shall be administered by the Board or a committee that may be appointed by the Board from time to time; provided, however, that unless otherwise determined by the Board, the Administrator shall be composed solely of two or more persons who are “outside directors” within the meaning of Code section 162(m)(4)(C)(i) and the regulations promulgated thereunder and “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act. To the extent allowed by applicable state or federal law, the Board by resolution may authorize an officer or officers to grant Awards (other than stock Awards) to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which, Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions (not inconsistent with the Plan) upon any such Award as the Administrator shall deem appropriate, including, but not limited to, whether a stock option shall be an incentive stock option or a nonqualified stock option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, any circumstances in which the Awards would terminate, the period during which Awards may be exercised, and the period during which Awards shall be subject to restrictions; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate, extend or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company or an Affiliate; (vii) establish objectives and conditions (including, without limitation, vesting criteria), if any, for earning Awards and determining whether such objectives and conditions have been satisfied; (viii) determine the Fair Market Value of the Common Stock from time to time in accordance with the Plan; and (ix) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole discretion, to administer and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

(c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f) Reliance on Reports. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, and upon any other information furnished in connection with this Plan. In no event shall any person who is or shall have been a member of the Board or the Administrator be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

(g) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4. Shares Available for the Plan. The aggregate number of shares of Common Stock issuable pursuant to all Awards granted under the Plan shall not exceed 200,000 plus (i) any available shares of Common Stock under the Prior Plan as of its termination date and (ii) shares of Common Stock subject to options granted under the Prior Plan that expire or terminate without having been fully exercised. Notwithstanding the foregoing (but subject to adjustment as provided in Section 7(f)), in no event may the number of shares issuable pursuant to the exercise of incentive stock options granted hereunder exceed 200,000. The aggregate number of shares of Common Stock available for grant under this Plan and the number of shares of Common Stock subject to outstanding Awards shall be subject to adjustment as provided in Section 7(f).

The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(f) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that to the extent required by applicable law, any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

5. Participation. Participation in the Plan shall be open to those employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

6. Awards. The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan. All Awards shall be subject to the terms and conditions provided in the Grant Agreement. Awards may be granted individually or in tandem with other types of Awards. Each Award shall be evidenced by a Grant Agreement, and each Award shall be subject to the terms and conditions provided in the applicable Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such deferral.

(a) Stock Options. The Administrator may from time to time grant to eligible Participants Awards of incentive stock options as that term is defined in Code section 422 or non-qualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company. The exercise price of any option granted under the Plan shall not be less than the Fair Market Value of the shares of Common Stock underlying such option on the date of grant, provided, however, that an incentive stock option granted to an Employee who owns stock representing more than 10% of the combined voting power of the Company or any Affiliate must have an exercise price at least equal to 110% of Fair Market Value as of the date of grant. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(i) Special Rules for Incentive Stock Options. The aggregate Fair Market Value, as of the date the Option is granted, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company, or any Parent or Subsidiary), shall not exceed $100,000 or such other dollar limitation as may be provide in the Code. Notwithstanding the prior provisions of this Section, the Board may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are non-qualified stock options.

(b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). A SAR may be exercised in whole or in part as provided in the applicable Grant Agreement and entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, which shall not be less than the Fair Market Value of one share of Common Stock as of the date the SAR is granted, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement or as determined in the sole discretion of the Administrator. If upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted Stock Awards to eligible Participants in such amounts, on such terms and conditions (which terms and conditions may condition the vesting or payment of Stock Awards on the achievement of one or more Performance Goals), and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.

(d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units (“Phantom Stock”) in such amounts and on such terms and conditions as it shall determine, which terms and conditions may condition the vesting or payment of Phantom Stock on the achievement of one or more Performance Goals. Phantom Stock units granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as specified in the Grant Agreement. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee. In granting any such Phantom Stock Awards, the Administrator shall consider the potential application of Section 409A of the Code, and the applicable Grant Agreement shall include appropriate disclosure with respect to any such potential application.

(e) Performance Awards. The Administrator may, in its sole discretion, grant Performance Awards, which become payable on account of attainment of one or more Performance Goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement.

(f) Other Stock-Based Awards. The Administrator may from time to time grant other stock-based awards to eligible Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator as set forth in the Grant Agreement. In granting any such Awards, the Administrator shall consider the potential application of Section 409A of the Code, and the applicable Grant Agreement shall include appropriate disclosure with respect to any such potential application.

7. Miscellaneous.

(a) Investment Representations. The Administrator may require each person acquiring shares of Common Stock pursuant to Awards hereunder to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Administrator may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

(b) Compliance with Securities Law. Each Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such an Award upon any securities exchange or interdealer quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of nonpublic information or the satisfaction of any other condition is necessary in connection with the issuance or purchase of shares under such an Award, such Award may not be exercised, in whole or in part, unless such satisfaction of such condition shall have been effected on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

(c) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(d) Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(e) Transferability. Except as otherwise determined by the Administrator or provided in a Grant agreement, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution or pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder). Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(f) Adjustments for Corporate Transactions and Other Events.

(i) Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, reverse stock split, split up, recapitalization, reclassification, reorganization, combination or exchange of shares, merger, consolidation, liquidation or the like, then (A) the maximum number of shares of such Common Stock as to which Awards may be granted under the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be appropriately adjusted to reflect such event, unless, with respect to Section 7(f)(i)(A) only, the Board determines, at the time it approves such action that no such adjustment shall be made. The Administrator may make adjustments, in its sole discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii) Change of Control Transactions. In the event of any transaction resulting in a Change of Control of the Company, (A) outstanding stock options and other Awards that are payable in or convertible into Common Stock under the Plan will terminate upon the effective time of such Change of Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof; (B) except as provided in the next sentence of this Section 7(f)(ii), all outstanding stock options and other Awards shall vest and become exercisable to the extent provided for in the applicable Grant Agreement, and (C) the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change of Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change of Control. If the acceleration of vesting of an Award or Awards pursuant to this Section 7(f)(ii) would cause any portion of the Award or Awards to be treated as a “parachute payment” (as defined in section 280G of the Code), then except as may be expressly provided in the applicable Grant Agreement such Award or Awards shall vest only to the extent that such acceleration of vesting does not cause any portion of the Award or Awards to be so treated. In addition, and notwithstanding any provision of any Grant Agreement, payments in respect of Awards are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

(g) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Bank or an Affiliate as the result of a merger or consolidation of the employing entity with the Bank or an Affiliate, or the acquisition by the Bank or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(h) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time, but no amendment or modification shall be made which would impair the rights of any grantee under any Award theretofore made, without his or her consent. Notwithstanding anything to the contrary contained in the Plan, the Board may not amend or modify the Plan or any portion thereof without stockholder approval where such approval is required by applicable law or by the rules of any securities exchange (e.g. the Nasdaq Stock Market) or quotation system on which the Common Stock is listed or traded. Furthermore, notwithstanding anything to the contrary contained in the Plan, the Administrator may not amend or modify any Award if such amendment or modification would require the approval of the stockholders if the amendment or modification were made to the Plan.

(i) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(j) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(k) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland without regard to its conflict of laws principles. Any suit with respect to the Plan shall be brought in the federal or state courts in the districts which include the city and state in which the principal offices of the Company are located.

(l) Effective Date; Termination Date. The Plan is effective as of the date approved by the Company’s stockholders and shall continue in effect for a term of ten years, unless earlier terminated pursuant to Section 7(g) hereof. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date the Plan is approved by the stockholders, and no Award under the Plan shall have a term of more than ten (10) years. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards expire or have been satisfied or terminated in accordance with the Plan and the terms of such Awards; provided, however, that no Award that contemplates exercise or conversion may be exercised or converted, and no Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested, in each case, for more than ten years after the date such Award was initially granted.

(m)  Regulatory Restrictions. The Plan and the Company’s obligations under the Plan and any Grant Agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. Without limiting the generality of the foregoing, (i) the Company shall not be required to sell or issue any shares of Common Stock pursuant to any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations, and (ii) the inability of the Company to obtain any necessary authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful exercise or payment of any Award hereunder, shall relieve the Company of any liability in respect of the exercise or payment of such Award to the extent such requisite authority shall have been deemed necessary and shall not have been obtained.

PLAN APPROVAL:

Date Approved by the Board:    April 5, 2007

Date Approved by the Stockholders:   May 22, 2007

BAY NATIONAL CORPORATION 2007 STOCK INCENTIVE PLAN

SAMPLE RESTRICTED STOCK AGREEMENT

PARTICPANT:	[Insert Name]

AWARD NO.	[Insert Award No.]

DATE OF GRANT:	[Insert Date]

NUMBER OF SHARES:	[Insert Number of Shares]

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made effective as of [Insert Date] by and between Bay National Corporation, a Maryland corporation (the “Corporation”), and the above-listed participant (“Participant”).

      1. Certain Definitions. In this Agreement, terms with initial capitals shall have the meanings provided in the Plan, except as follows or as otherwise provided in this Agreement:

            (a) “Awarded Shares” means the shares of Common Stock awarded to the Participant pursuant to Section 2 hereof.

           (b) “Date of Grant” means the date set forth as the “Date of Grant” on page 1 of this Agreement.

            (c) “Plan” means the Bay National Corporation 2007 Stock Incentive Plan.

            (d) “Restriction Period” shall mean, with respect to any Awarded Share, the period commencing on the Date of Grant of such Awarded Share and ending on the date upon which such Awarded Share vests.

      2. Grant of Stock. Participant shall be granted on the Date of Grant the Awarded Shares, which shall (i) vest as provided below, (ii) be subject to the restrictions provided below, and (iii) otherwise be subject to all the terms of this Agreement and the Plan. The Awarded Shares shall be subject to dilution upon future Share issuances or other dilutive events. Until such time, if any, as the Awarded Shares Revert (as defined in Section 5) or are transferred by Participant as permitted under this Agreement, and except as otherwise provided in the Plan or this Agreement, Participant shall have all the rights of a stockholder of the Corporation (including the right to vote and to receive dividends) with respect to the Awarded Shares, including the Awarded Shares held in escrow. All such rights and privileges shall cease in the event that the Awarded Shares Revert.

      3. Subject to Plan. The Awarded Shares are in all instances subject to the terms and conditions of the Plan, the provisions of which are incorporated herein by this reference. In the event of any direct conflict between this Agreement and the Plan, the provisions of the Plan shall control. Participant acknowledges receipt of a copy of the Plan and hereby accepts the Awarded Shares subject to all of its terms and conditions.

      4. Vesting Schedule With Respect to Awarded Shares. Except as otherwise provided in this Agreement, the Awarded Shares shall vest in accordance with the schedule attached hereto as Exhibit A, based on Participant’s continued service with the Corporation and/or any Affiliate (“Continued Service”).

5. Reversion and Cancellation of Unvested Awarded Shares; Restrictions During Restriction Period.

            (a) In the event of termination of Participant’s Continued Service, any portion of the Awarded Shares that is not vested on the date Participant ceases to provide Continued Service shall, automatically and without need of any further action by any person or entity, (i) cease to be owned by Participant, (ii) revert to the Corporation, (iii) be cancelled, and (iv) return to the status of authorized but unissued stock of Corporation (collectively, “Revert”) immediately upon such date. Neither Participant nor any successor, heir, assign, or personal representative of Participant shall thereafter have any further rights or interest in such Reverted Awarded Shares.

            (b) During the Restriction Period, the certificates representing the Awarded Shares shall be held in escrow by the Secretary of the Corporation, and shall bear the following legends (in addition to any other required legends):

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING THE RISKS OF FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE BAY NATIONAL CORPORATION 2007 STOCK INCENTIVE PLAN, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND BAY NATIONAL CORPORATION RELEASE FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SUCH PLAN AND AGREEMENT, A COPY OF EACH OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF BAY NATIONAL CORPORATION

            (c) In the event the Restriction Period shall terminate with respect to particular Awarded Shares and such Awarded Shares shall not theretofore have Reverted, the Corporation shall within 2 ½ months from the end of the calendar year in which such Restriction Period terminates reissue the certificate representing such Awarded Shares without the above legend and shall deliver such certificate to Participant or his legal representative. Upon any such termination of the Restriction Period, Participant shall be required to provide the Corporation with the means to satisfy any federal, state or local income tax withholding and payroll tax requirements with respect to such Awarded Shares (“Tax Liabilities”).

          (d) Awarded Shares, the right to vote Awarded Shares and the right to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered during the Restriction Period with respect to such Awarded Shares.

      6. No Restriction On Corporation. This Agreement shall not in any way affect the right of the Corporation to make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      7. Stock Distributions; Capital Adjustments.

            (a) If the Corporation makes any distribution of stock with respect to the Awarded Shares by way of a stock dividend or stock split, or pursuant to any recapitalization, reorganization, consolidation, merger or otherwise, and Participant receives any additional shares of stock in the Corporation (or other shares of stock in another corporation) as a result thereof, such additional (or other) shares shall be deemed Awarded Shares hereunder and shall be subject to the same restrictions and obligations imposed by this Agreement.

            (b) In the event of any recapitalization, stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event that affects the Awarded Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participant, then the Board shall make equitable changes or adjustments as are necessary or appropriate to prevent the dilution or enlargement of Participant’s rights relating to the number and kind of Awarded Shares that may thereafter by issued in connection with the Awarded Shares.

8. Liability of Corporation.

(a)
The grant of the Awarded Shares shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto, including, without limitation, state and federal securities laws. The Corporation shall not be obligated to register, qualify or make any exemption from registration qualification available with respect to any Awarded Shares under any such laws.

(b)
The Corporation makes no representation regarding the tax treatment of the Awarded Shares, and Participant should consult his or her tax advisor regarding the tax consequences to Participant of any transaction involving the Awarded Shares. Participant has been advised of the possibility of making an election under Code Section 83(b). If Participant makes an election under Code Section 83(b) with respect to Awarded Shares, Participant shall provide notice to the Corporation within 30 days thereof.

      9. No Employment Contract. Neither the grant or issuance of Awarded Shares pursuant to this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any Affiliate to employ the Participant for any period.

      10. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the principles of conflicts of laws. Any action or proceeding brought by any party hereto shall be brought only in a state or federal court of competent jurisdiction located in Maryland and all parties hereto hereby submit to the in personam jurisdiction of such court for purposes of any such action or proceeding and irrevocably agree that such court presents a convenient forum for the resolution of such dispute.

     11. Severability of Provisions. In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

      12. Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed duly given if personally delivered or if mailed by certified mail, return receipt requested, prepaid and addressed to the address of the party as set forth in this Agreement or such other address as such party shall have furnished to the other party in writing.

      13. Entire Agreement. This Agreement and the Plan embody the entire agreement and understandings of the parties hereto in respect of the subject matter contained herein and supersede all prior written or oral communications or agreements all of which are merged herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein.

      14. No Waiver. No waiver of any provision of this Agreement or any rights or obligations of any party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

      15. Survival. All warranties, covenants and agreements of the parties made in this Agreement shall survive the issuance and purchase of the Awarded Shares and the delivery to Participant of the certificate or certificates evidencing the Awarded Shares.

      16. Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of all of the parties hereto.

      17. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except to the extent (if any) expressly provided in this Agreement neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Participant without the prior written consent of the Corporation. The Corporation shall assign this Agreement and all of its rights hereunder in connection with any reorganization, merger, consolidation, sale or transfer of substantially all of the Corporation’s assets or sale or transfer of a controlling interest in the Corporation’s outstanding equity securities.

      18. Withholding. Participant shall provide the Corporation with the means to satisfy all Tax Liabilities at the time such Tax Liabilities are imposed on the Corporation, which may include the surrender of Awarded Shares to the Corporation.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by its duly authorized officer and Participant has also executed this Agreement as of the day and year indicated above.

BAY NATIONAL CORPORATION

By: ________________________

Print Name: __________________

Title: _______________________

PARTICIPANT
                                        ________________________________

BAY NATIONAL CORPORATION 2007 STOCK INCENTIVE PLAN

SAMPLE NON-QUALIFIED STOCK OPTION GRANT AGREEMENT

      This Stock Option Grant Agreement (the “Agreement”) is entered into on [INSERT DATE], by and between Bay National Corporation, a Maryland corporation (the “Corporation”), and [INSERT OPTIONEE NAME] (the “Optionee”), effective as of [INSERT GRANT DATE] (the “Grant Date”).

      In consideration of the premises, mutual covenants and agreements herein, the Corporation and the Optionee agree as follows:

      1. Grant of Option. The Corporation hereby grants to the Optionee, pursuant to the Bay National Corporation 2007 Stock Incentive Plan (the “Plan”), a stock option to purchase from the Corporation, at a price of $[INSERT PRICE] per share (the “Exercise Price”), up to [INSERT GRANT AMOUNT] shares of Common Stock of the Corporation, $.01 par value, subject to the provisions of this Agreement and the Plan (the “Option”). The Option shall expire at 5:00 p.m. Eastern Time on the last business day preceding the tenth anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

      2. Terminology. Unless stated otherwise in this Agreement, capitalized terms in this Agreement shall have the meaning set forth in the Plan.

      (a)  Vesting. Subject to the terms of the Plan with respect to vesting, the Options granted shall vest in whole or in part, in accordance with the schedule attached hereto as Exhibit A; provided that the Optionee is in the continuous employ of, or in a service relationship with, the Corporation from the Grant Date through the applicable date upon which such Options become vested. The extent to which the Options are vested as of a particular vesting date shall be rounded down to the nearest whole share. However, vesting is rounded up to the nearest whole share on the last vesting date.

(b) Right to Exercise. The Optionee shall have the right to exercise the Options from and after the date upon which they vest and on or before the Expiration Date or earlier termination of the Options. To the extent not exercised, the number of shares as to which the Option is exercisable shall accumulate and remain exercisable, in whole or in part, at any time after becoming exercisable, but not later than the Expiration Date or other termination of the Option. In the event of the Optionee’s termination of employment, the exercisability is governed by Section 4.

            (b) Exercise Procedure. Subject to the conditions set forth in this Agreement, the Option shall be exercised (to the extent then exercisable) by delivery of written notice of exercise on any business day to the Corporate Secretary of the Corporation in such form as the Administrator may require from time to time. Such notice shall specify the number of shares in respect to which the Option is being exercised and shall be accompanied by full payment of the Exercise Price for such shares in accordance with Section 3(d) of this Agreement. The exercise shall be effective upon receipt by the Corporate Secretary of the Corporation of such written notice accompanied by the required payment. The Option may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Option is then exercisable). No fractional shares shall be issued pursuant to this Option.

            (c) Effect. The exercise, in whole or in part, of the Option shall cause a reduction in the number of shares of Common Stock subject to the Option equal to the number of shares of Common Stock with respect to which the Option is exercised.

            (d) Method of Payment. In addition to any other method approved by the Administrator, if any, payment of the Exercise Price shall be by any of the following, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:

(i)  by delivery of cash, certified or cashier’s check, or money order or other cash equivalent acceptable to Administrator in its sole discretion; or

(ii)   by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System and the following provisions. Subject to such limitations as the Administrator may determine, at any time during which the Common Stock is publicly traded on a national securities exchange or Nasdaq, the Exercise Price shall be deemed to be paid, in whole or in part, if the Optionee delivers a properly executed exercise notice, together with irrevocable instructions: (i) to a brokerage firm approved by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the Exercise Price and any withholding tax obligations that may arise in connection with the exercise; and (ii) to the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.

            (e) Issuance of Shares Upon Exercise. Upon due exercise of the Option, in whole or in part, in accordance with the terms of this Agreement, the Corporation shall issue to the Optionee, the brokerage firm specified in the Optionee’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Option, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and non-assessable stock and shall deliver certificates therefore as soon as practicable thereafter.

            (f) Restrictions on Exercise and upon Shares Issued upon Exercise. Notwithstanding any other provision of the Agreement, the Option may not be exercised at any time that the Corporation does not have in effect a registration statement under the Securities Act of 1933, as amended, relating to the offer of Common Stock to the Optionee under the Plan, unless the Corporation agrees to permit such exercise. Upon the issuance of any shares of Common Stock pursuant to the exercise of the Option, the Optionee will, upon the request of the Corporation, agree in writing that the Optionee is acquiring such shares for investment only and not with a view to resale, and that the Optionee will not sell, pledge or otherwise dispose of such shares so issued unless (i) the Corporation is furnished with an opinion of counsel to the effect that registration of such shares pursuant to the Securities Act of 1933, as amended, is not required by that Act or by the rules and regulations thereunder; (ii) the staff of the Securities and Exchange Commission has issued a “no-action” letter with respect to such disposition; or (iii) such registration or notification as is, in the opinion of counsel for the Corporation, required for the lawful disposition of such shares has been filed by the Corporation and has become effective; provided, however, that the Corporation is not obligated hereby to file any such registration or notification. In addition, the Common Stock issued upon the exercise of any Options shall be subject to repurchase by the Corporation for an amount equal to the Exercise Price of such Options upon the occurrence of an event described in Section 4(d) of this Agreement. The Corporation may place a legend embodying such restrictions on the certificates evidencing such shares.

  4. Termination of Employment or Service.

(a) Exercise Period Following Cessation of Employment or Other Service Relationship, In General. If Optionee ceases to be employed by, or in a service relationship with, Bank for any reason other than death, Disability, or discharge for Cause, (i) the unvested Options shall terminate immediately upon such cessation, and (ii) the vested Options shall remain exercisable during the 30-day period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, any unexercised vested Options shall terminate upon the expiration of such 30-day period.

(b) Death of Optionee. If Optionee dies prior to the expiration or other termination of the Options, (i) the unvested Options shall terminate immediately upon Optionee’s death, and (ii) the vested Options shall remain exercisable during the one-year period following Optionee’s death, but in no event after the Expiration Date, by Optionee’s executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution. Unless sooner terminated, any unexercised vested Options shall terminate upon the expiration of such one-year period.

(c) Disability of Optionee. If Optionee ceases to be employed by, or in a service relationship with, Bank as a result of Optionee’s Disability, (i) the unvested Options shall terminate immediately upon such cessation, and (ii) the vested Options shall remain exercisable during the one-year period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, any unexercised vested Options shall terminate upon the expiration of such one-year period.

(d) Misconduct. Notwithstanding anything to the contrary in this Agreement, the Options shall terminate in their entirety, regardless of whether the Options are vested, immediately upon Optionee’s discharge of employment or other service relationship for Cause or upon Optionee’s commission of any of the following acts during any period following the cessation of Optionee’s employment or other service relationship during which the Options otherwise would be exercisable: (i) fraud on or misappropriation of any funds or property of Bank, or (ii) breach by Optionee of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by Optionee for the benefit of Bank, as determined by the Administrator, which determination will be conclusive.

  5. Adjustments and Business Combinations.

            (a) Adjustments for Events Affecting Common Stock. In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, spin-off, split-up, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate substitutions for or adjustments in the number, kind and price of shares covered by this Option, and shall, in its discretion and without the consent of the Optionee, make any other substitutions for or adjustments in this Option, including but not limited to reducing the number of shares subject to the Option or providing or mandating alternative settlement methods such as settlement of the Option in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to the Option as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

            (b) Pooling of Interests Transaction. Notwithstanding anything in the Plan or this Agreement to the contrary and without the consent of the Optionee, the Administrator, in its sole discretion, may make any modifications to the Option, including but not limited to cancellation, forfeiture, surrender or other termination of the Option in whole or in part regardless of the vested status of the Option, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

            (c) Adjustments for Other Events. The Administrator is authorized to make, in its discretion and without the consent of the Optionee, adjustments in the terms and conditions of, and the criteria included in, the Option in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option or the Plan.

            (d) Binding Nature of Adjustments. Adjustments under this Section 5 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this Option on account of any such adjustments.

            (e) Effect of Change of Control Event. All outstanding portions of the Option, if any, shall become fully vested upon the occurrence of any Change of Control Event, except to the extent that provision is made in connection with the Change of Control Event for the continuation or assumption of the Option by, or for the substitution of equivalent options with respect to, the surviving or successor entity or a parent thereof, and shall be exercisable in accordance with the Plan; provided, that unless otherwise decided in the sole discretion of the Administrator, the acceleration of vesting in connection with a Change of Control Event shall be limited as provided in the Plan.

  6. Non-Guarantee of Employment. Nothing in the Plan or in this Agreement shall confer on an individual any legal or equitable right against the Corporation or the Administrator, except as expressly provided in the Plan or this Agreement. Nothing in the Plan or in this Agreement shall (a) constitute inducement, consideration, or contract for employment or service between an individual and the Corporation; (b) confer any right on an individual to continue in the service of the Corporation; or (c) shall interfere in any way with the right of the Corporation to terminate such service at any time with or without cause or notice, or to increase or decrease compensation for such service.

      7. No Rights as Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of the Option (including, without limitation, any rights to receive dividends or noncash distributions with respect to such shares) until such shares of Common Stock have been issued to him or her upon the due exercise of the Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued.

   8. Nonqualified Nature of the Option. The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed. Optionee acknowledges that, upon exercise of the Options, Optionee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the Option Shares over the Exercise Price and must comply with the provisions of Section 9 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

      9. Withholding of Taxes.

            (a) In General. At the time the Option is exercised in whole or in part, or at any time thereafter as requested by the Corporation, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due the Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Option. The Corporation may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option. If the Optionee does not make such payment when requested, the Corporation may refuse to issue any stock certificate under the Plan until arrangements satisfactory to the Administrator for such payment have been made.

            (b) Means of Payment. The Administrator may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Option by any of the following means or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Corporation to deduct any such tax obligations from any payment of any kind otherwise due to the Optionee, (iii) authorizing the Corporation to withhold shares of Common Stock otherwise issuable to the Optionee pursuant to the exercise of this Option, or (iv) delivering to the Corporation unencumbered shares of Common Stock already owned by the Optionee.

10. Compliance with Regulations of the FRB and OCC; Forfeiture. Subject to the terms of the Plan, the grant of Options made hereby are subject to the rules and regulations promulgated by the Federal Reserve Board (“FRB”) and the Office of the Comptroller of Currency (“OCC”). In accordance with certain provisions of such regulations, the Options granted hereby must be exercised or forfeited in the event the Company or its affiliates, including Bay National Bank, becomes critically undercapitalized (as defined in 12 C.F.R. § 6.4, or any successor law or regulation), is subject to FRB or OCC enforcement action, or receives a capital directive under 12 C.F.R § 6.21 or any successor law or regulation.

11. The Corporation’s Rights. The existence of this Option shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      12. Optionee. Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative or beneficiary to whom this Option may be transferred by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Code section 414(p), the word “Optionee” shall be deemed to include such person.

      13. Transferability of Option. This Option is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order as defined in Code section 414(p), or as otherwise permitted by the Administrator, in its sole discretion. During the lifetime of the Optionee, the Option may be exercised only by the Optionee, by such permitted transferees or, during the period the Optionee is under a legal disability, by the Optionee’s guardian or legal representative. Except as provided above, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

      14. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Corporation, or addressed to the Administrator, care of the Corporation for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

      15. Entire Agreement. This Agreement and the Plan contain the entire agreement between the parties with respect to the Option granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Option granted hereunder shall be void and ineffective for all purposes.

      16. Amendment. This Agreement may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

      17. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

      18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, other than the conflict of laws principles thereof.

      19. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of the date first above written.

BAY NATIONAL CORPORATION

By: ________________________

Print Name: __________________

Title: _______________________

The undersigned hereby acknowledges that he/she has carefully read this Agreement and the prospectus of the Plan and agrees to be bound by all of the provisions set forth in such documents.

OPTIONEE:

DATE:  _________________                          ______________________________

        Print Name: _____________________

EXERCISE FORM

Bay National Corporation
2328 West Joppa Road
Lutherville, Maryland 21093

Gentlemen:

     I hereby exercise the Option granted to me on __________, by Bay National Corporation (the “Corporation”), subject to all the terms and provisions thereof and of the Bay National Corporation 2007 Stock Incentive Plan (the “Plan”), and notify you of my desire to purchase ___ incentive shares and ___ non-qualified shares of Common Stock of the Corporation at a price of $_______  per share pursuant to the exercise of said Option.

Payment Amount: $___________________

Date:
Optionee Signature

Received by Bay National Corporation on

Broker Information:

Firm Name

Contact Person

Broker Address

City, State, Zip Code	Phone Number

Broker Account Number

Electronic Transfer Number:

BAY NATIONAL CORPORATION 2007 STOCK INCENTIVE PLAN

SAMPLE QUALIFIED STOCK OPTION GRANT AGREEMENT

      This Stock Option Grant Agreement (the “Agreement”) is entered into on [INSERT DATE], by and between Bay National Corporation, a Maryland corporation (the “Corporation”), and [INSERT OPTIONEE NAME] (the “Optionee”), effective as of [INSERT GRANT DATE] (the “Grant Date”).

      In consideration of the premises, mutual covenants and agreements herein, the Corporation and the Optionee agree as follows:

      1. Grant of Option. The Corporation hereby grants to the Optionee, pursuant to the Bay National Corporation 2007 Stock Incentive Plan (the “Plan”), a stock option to purchase from the Corporation, at a price of $[INSERT PRICE] per share (the “Exercise Price”), up to [INSERT GRANT AMOUNT] shares of Common Stock of the Corporation, $.01 par value, subject to the provisions of this Agreement and the Plan (the “Options”). The Options shall expire at 5:00 p.m. Eastern Time on the last business day preceding the tenth anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

      2. Terminology. Unless stated otherwise in this Agreement, capitalized terms in this Agreement shall have the meaning set forth in the Plan.

      3. Exercise of Option.

          (a)  Vesting. Subject to the terms of the Plan with respect to vesting, the Options granted shall vest in accordance with the schedule attached as Exhibit A to this Agreement, provided that the Optionee is in the continuous employ of, or in a service relationship with, the Corporation from the Grant Date through the applicable date upon which such Options become vested. The extent to which the Options are vested as of a particular vesting date shall be rounded down to the nearest whole share. However, vesting is rounded up to the nearest whole share on the last vesting date.

(b) Right to Exercise. The Optionee shall have the right to exercise the Options, whether or not vested, in whole or in part at any time prior to the Expiration Dare or earlier termination of the Options in accordance with the Plan and this Agreement; provided, that to the extent, if any, that the aggregate Fair Market Value of the Common Stock subject to the Options as of the Grant Date, plus the aggregate fair market value (determined as of the date of grant) of all other stock with respect to which incentive stock options granted to the Optionee prior to the Grant Date under all plans of the Corporation and its parent and subsidiary corporations first become exercisable during any calendar year exceeds $100,000 (the “Annual Limitation”), then except as otherwise provided in this Agreement the Options shall be exercisable during that year only to the extent, if any, that their exercisability does not cause the Annual Limitation to be exceeded. Any Options that are not exercisable due to the proviso in the preceding sentence shall be exercisable during the next calendar year, subject again to the application of that proviso. To the extent not exercised, the number of shares as to which the Option is exercisable shall accumulate and remain exercisable, in whole or in part, at any time after becoming exercisable, but not later than the Expiration Date or other termination of the Option. In the event of the Optionee’s termination of employment, the exercisability is governed by Section 4.

            (c) Exercise Procedure. Subject to the conditions set forth in this Agreement, the Option shall be exercised (to the extent then exercisable) by delivery of written notice of exercise on any business day to the Corporate Secretary of the Corporation in such form as the Administrator may require from time to time. Such notice shall specify the number of shares in respect to which the Option is being exercised and shall be accompanied by full payment of the Exercise Price for such shares in accordance with Section 3(e) of this Agreement. The exercise shall be effective upon receipt by the Corporate Secretary of the Corporation of such written notice accompanied by the required payment. The Option may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Option is then exercisable). No fractional shares shall be issued pursuant to this Option.

            (d) Effect. The exercise, in whole or in part, of the Option shall cause a reduction in the number of shares of Common Stock subject to the Option equal to the number of shares of Common Stock with respect to which the Option is exercised.
            (e) Method of Payment. In addition to any other method approved by the Administrator, if any, payment of the Exercise Price shall be by any of the following, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:

    (i) by delivery of cash, certified or cashier’s check, or money order or other cash equivalent acceptable to Administrator in its sole discretion; or

                  (ii) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System and the following provisions. Subject to such limitations as the Administrator may determine, at any time during which the Common Stock is publicly traded on a national securities exchange or Nasdaq, the Exercise Price shall be deemed to be paid, in whole or in part, if the Optionee delivers a properly executed exercise notice, together with irrevocable instructions: (i) to a brokerage firm approved by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the Exercise Price and any withholding tax obligations that may arise in connection with the exercise; and (ii) to the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.

            (f) Issuance of Shares Upon Exercise. Upon due exercise of the Option, in whole or in part, in accordance with the terms of this Agreement, the Corporation shall issue to the Optionee, the brokerage firm specified in the Optionee’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Option, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and non-assessable stock and shall deliver certificates therefore as soon as practicable thereafter.

            (g) Restrictions on Exercise and upon Shares Issued upon Exercise. Notwithstanding any other provision of the Agreement, the Option may not be exercised at any time that the Corporation does not have in effect a registration statement under the Securities Act of 1933, as amended, relating to the offer of Common Stock to the Optionee under the Plan, unless the Corporation agrees to permit such exercise. Upon the issuance of any shares of Common Stock pursuant to the exercise of the Option, the Optionee will, upon the request of the Corporation, agree in writing that the Optionee is acquiring such shares for investment only and not with a view to resale, and that the Optionee will not sell, pledge or otherwise dispose of such shares so issued unless (i) the Corporation is furnished with an opinion of counsel to the effect that registration of such shares pursuant to the Securities Act of 1933, as amended, is not required by that Act or by the rules and regulations thereunder; (ii) the staff of the Securities and Exchange Commission has issued a “no-action” letter with respect to such disposition; or (iii) such registration or notification as is, in the opinion of counsel for the Corporation, required for the lawful disposition of such shares has been filed by the Corporation and has become effective; provided, however, that the Corporation is not obligated hereby to file any such registration or notification. In addition, the Common Stock issued upon the exercise of any Options shall be subject to repurchase by the Corporation for an amount equal to the Exercise Price of such Options (i) upon the occurrence of an event described in Section 4(d) of this Agreement, or (ii) if the Options were not vested when they were exercised, upon the occurrence of any event that would have resulted in the termination of those Options under the Plan and this Agreement if those Options had not been exercised. The Corporation may place a legend embodying such restrictions on the certificates evidencing such shares.

4.	Termination of Employment or Service.

(a) Exercise Period Following Cessation of Employment or Other Service Relationship, In General. If Optionee ceases to be employed by, or in a service relationship with, Bank for any reason other than death, Disability, or discharge for Cause, (i) the unvested Options shall terminate immediately upon such cessation, and (ii) the vested Options shall remain exercisable during the 30-day period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, any unexercised vested Options shall terminate upon the expiration of such 30-day period.

(b) Death of Optionee. If Optionee dies prior to the expiration or other termination of the Options, (i) the unvested Options shall terminate immediately upon Optionee’s death, and (ii) the vested Options shall remain exercisable during the one-year period following Optionee’s death, but in no event after the Expiration Date, by Optionee’s executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution. Unless sooner terminated, any unexercised vested Options shall terminate upon the expiration of such one-year period.

(c) Disability of Optionee. If Optionee ceases to be employed by, or in a service relationship with, Bank as a result of Optionee’s Disability, (i) the unvested Options shall terminate immediately upon such cessation, and (ii) the vested Options shall remain exercisable during the one-year period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, any unexercised vested Options shall terminate upon the expiration of such one-year period.

(d) Misconduct. Notwithstanding anything to the contrary in this Agreement, the Options shall terminate in their entirety, regardless of whether the Options are vested, immediately upon Optionee’s discharge of employment or other service relationship for Cause or upon Optionee’s commission of any of the following acts during any period following the cessation of Optionee’s employment or other service relationship during which the Options otherwise would be exercisable: (i) fraud on or misappropriation of any funds or property of Bank, or (ii) breach by Optionee of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by Optionee for the benefit of Bank, as determined by the Administrator, which determination will be conclusive.

  5. Adjustments and Business Combinations.

            (a) Adjustments for Events Affecting Common Stock. In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, spin-off, split-up, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate substitutions for or adjustments in the number, kind and price of shares covered by this Option, and shall, in its discretion and without the consent of the Optionee, make any other substitutions for or adjustments in this Option, including but not limited to reducing the number of shares subject to the Option or providing or mandating alternative settlement methods such as settlement of the Option in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to the Option as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

            (b) Pooling of Interests Transaction. Notwithstanding anything in the Plan or this Agreement to the contrary and without the consent of the Optionee, the Administrator, in its sole discretion, may make any modifications to the Option, including but not limited to cancellation, forfeiture, surrender or other termination of the Option in whole or in part regardless of the vested status of the Option, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

            (c) Adjustments for Other Events. The Administrator is authorized to make, in its discretion and without the consent of the Optionee, adjustments in the terms and conditions of, and the criteria included in, the Option in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option or the Plan.

            (d) Binding Nature of Adjustments. Adjustments under this Section 5 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this Option on account of any such adjustments.

(e) Effect of Change of Control Event. All outstanding portions of the Option, if any, shall become fully vested upon the occurrence of any Change of Control Event, except to the extent that provision is made in connection with the Change of Control Event for the continuation or assumption of the Option by, or for the substitution of equivalent options with respect to, the surviving or successor entity or a parent thereof, and shall be exercisable in accordance with the Plan; provided, that unless otherwise decided in the sole discretion of the Administrator, the acceleration of vesting in connection with a Change of Control Event shall be limited as provided in the Plan.

      6. Non-Guarantee of Employment. Nothing in the Plan or in this Agreement shall confer on an individual any legal or equitable right against the Corporation or the Administrator, except as expressly provided in the Plan or this Agreement. Nothing in the Plan or in this Agreement shall (a) constitute inducement, consideration, or contract for employment or service between an individual and the Corporation; (b) confer any right on an individual to continue in the service of the Corporation; or (c) shall interfere in any way with the right of the Corporation to terminate such service at any time with or without cause or notice, or to increase or decrease compensation for such service.

      7. No Rights as Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of the Option (including, without limitation, any rights to receive dividends or noncash distributions with respect to such shares) until such shares of Common Stock have been issued to him or her upon the due exercise of the Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued.

      8. Incentive/Nonqualified Nature of the Option. The Options are intended to qualify as an incentive stock option within the meaning of Section 422A of the Code to the extent set forth herein, and this Agreement shall be so construed; provided, however, to the extent that the aggregate Fair Market Value as of the date of this grant, of the shares into which the Option becomes exercisable for the first time by the Optionee during any calendar year exceeds $100,000, the portion of the Option which is in excess of the $100,000 limitation will be treated as a nonqualified stock option.

      9. Withholding of Taxes.

            (a) In General. At the time the Option is exercised in whole or in part, or at any time thereafter as requested by the Corporation, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due the Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Option (including, without limitation, upon a disqualifying disposition with the meaning of Code section 421(b)). The Corporation may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option. If the Optionee does not make such payment when requested, the Corporation may refuse to issue any stock certificate under the Plan until arrangements satisfactory to the Administrator for such payment have been made.

            (b) Means of Payment. The Administrator may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Option by any of the following means or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Corporation to deduct any such tax obligations from any payment of any kind otherwise due to the Optionee, (iii) authorizing the Corporation to withhold shares of Common Stock otherwise issuable to the Optionee pursuant to the exercise of this Option, or (iv) delivering to the Corporation unencumbered shares of Common Stock already owned by the Optionee.

            (c) Disposition of Shares. The acceptance of shares of Common Stock upon exercise of this Option shall constitute an agreement by the Optionee (i) to notify the Corporation if any of such shares are disposed of by the Optionee within two years from the Grant Date or within one year from the date the shares were issued to the Optionee pursuant to the exercise of the Option, and (ii) if required by law, to remit to the Corporation, at the time of any such disposition, an amount sufficient to satisfy the Corporation’s withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the Optionee is employed by or has any other relationship with the Corporation at the time of such disposition.

10. Compliance with Regulations of the FRB and OCC; Forfeiture. Subject to the terms of the Plan, the grant of Options made hereby are subject to the rules and regulations promulgated by the Federal Reserve Board (“FRB”) and the Office of the Comptroller of Currency (“OCC”). In accordance with certain provisions of such regulations, the Options granted hereby must be exercised or forfeited in the event the Company or its affiliates, including Bay National Bank, becomes critically undercapitalized (as defined in 12 C.F.R. § 6.4, or any successor law or regulation), is subject to FRB or OCC enforcement action, or receives a capital directive under 12 C.F.R § 6.21 or any successor law or regulation.

11. The Corporation’s Rights. The existence of this Option shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      12. Optionee. Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative or beneficiary to whom this Option may be transferred by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Code section 414(p), the word “Optionee” shall be deemed to include such person.

      13. Transferability of Option. This Option is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order as defined in Code section 414(p), or as otherwise permitted by the Administrator, in its sole discretion. During the lifetime of the Optionee, the Option may be exercised only by the Optionee, by such permitted transferees or, during the period the Optionee is under a legal disability, by the Optionee’s guardian or legal representative. Except as provided above, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

      14. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Corporation, or addressed to the Administrator, care of the Corporation for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

      15. Entire Agreement. This Agreement and the Plan contain the entire agreement between the parties with respect to the Option granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Option granted hereunder shall be void and ineffective for all purposes.

      16. Amendment. This Agreement may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

      17. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

      18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, other than the conflict of laws principles thereof.

      19. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of the date first above written.

BAY NATIONAL CORPORATION

By: ____________________________

Print Name: ______________________

Title: ___________________________

The undersigned hereby acknowledges that he/she has carefully read this Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

OPTIONEE:

DATE: _______________________        __________________________

       Print Name: ___________________________

EXERCISE FORM

Bay National Corporation
2328 West Joppa Road
Lutherville, Maryland 21093

Gentlemen:

     I hereby exercise, to the extent indicated below, the Option granted to me on __________, by Bay National Corporation (the “Corporation”), subject to all the terms and provisions thereof and of the Bay National Corporation 2007 Stock Incentive Plan (the “Plan”), and notify you of my desire to purchase ___ incentive shares and ___ non-qualified shares of Common Stock of the Corporation at a price of $__________ per share pursuant to the exercise of said Option.

Payment Amount: $____________________

Date:
Optionee Signature

Received by Bay National Corporation on

Broker Information:

Firm Name

Contact Person

Broker Address

City, State, Zip Code	Phone Number

Broker Account Number

Electronic Transfer Number: